Exhibit 99.1

For more information,
contact:	Richard Brock President and CEO rbrock@firstwave.net 770-250-0351

Firstwave Announces Software Transaction with Galactus Software
Company transfers its IDE Tool to Galactus for $500,000 in cash and retains continued use rights to the tool

ATLANTA, GA, MAY 5, 2006 - Firstwave Technologies, Inc. (NASDAQ: FSTW), a web-based, CRM solutions provider, today announced that it has completed an Intellectual Property Assignment Agreement with Galactus Software LLP (“Galactus”) that will expand the use of the .Net Integrated Development Environment (IDE) that Firstwave developed to use in writing applications for the CRM Market.

“This is a great endorsement of the value of the development platform that we have used to build leading-edge CRM applications,” said Richard Brock, CEO of Firstwave. “Under the terms of the agreement, Firstwave will have exclusive rights to continue to use the IDE in the CRM Market, and Galactus intends to take it to a much broader market. Both companies are expected to benefit from the potential exchange of future enhancements to this technology,” continued Brock.

“We are moving our company away from developing tools such as the IDE and toward building applications in markets where we can gain competitive advantage. Since Galactus agrees that the rights granted in this Agreement will not diminish any rights granted to First Sports International or M1 Global in the agreements we reached with them, and agrees that we can still use the IDE without restriction to develop our CRM applications, we expect this to be a win-win for Galactus, Firstwave, our customers, and our partners,” said Brock.

“I’m very excited about our purchase of Firstwave’s IDE,” said Greg Lenox, President and CEO of Galactus, a Florida-based company.“To us, the strategic value of the IDE can’t be over-stated. The IDE will help us expedite our time-to-market and provide thought leadership products for our clients because of the IDE’s superior functionality, unique capabilities, and ease of use through the drag-and-drop application development engine.”

About Firstwave
Firstwave® Technologies, Inc. is a provider of strategic CRM solutions specifically designed for “capturing the story so far” in sales and customer support applications. Firstwave’s solutions provide companies with fit-to-purpose features that optimize how companies win, maintain and grow customer and organizational relationships while improving the overall customer experience. With 20 years of experience in CRM, Firstwave’s legacy of CRM best practices and Customer-First Commitment has earned the Company numerous industry awards and accolades. Firstwave is headquartered in Atlanta, Georgia. For more information, visit the Company's web site at www.firstwave.net or call 770-250-0360.

About Galactus
Galactus Software is based in Cape Coral, Florida and is a pioneer in the application platform conversion marketplace. Galactus takes proprietary, home-grown or legacy applications based on closed or outdated platforms and converts them to more open technologies, such as C# and Java, with a touch of a button.

NOTE: Except for historical information contained herein, the matters set forth in this communication are “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by words such as will, expect, intends, believe, anticipates, should and words of similar meaning. Firstwave Technologies, Inc. (the “Company”) notes that the forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, such as potential fluctuations in quarterly results due to delays in purchase decisions and other adverse market conditions, whether the Company will be able to continue diversification of its revenues, competition and technological developments, the Company’s capital requirements and other liquidity concerns, the Company's ability to continue to comply with NASDAQ listing requirements, and the size, timing, and contractual terms of orders, and also the risks and uncertainties discussed under the caption “Certain Factors Affecting Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated herein by this reference. The information set forth herein is provided as of the date hereof. The Company does not assume, and expressly disclaims, any duty or obligation to update any of the information presented herein with respect to its consolidated operations or anticipated performance in 2006 or beyond.